
                                                                                                         Exhibit 12.1


AmeriComm Direct Marketing, Inc.
Computation of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                                                               Six months  Six months
                                                   Year Ended December 31,                       ended       ended
                                    --------------------------------------------------------    June 30,    June 26,
                                      1993        1994        1995        1996        1997        1997        1998
                                    --------    --------    --------    --------    --------    --------    --------
Income (loss) before income taxes   $ (4,893)   $ (2,015)   $ (1,040)   $ (2,211)   $ (4,515)   $ (3,183)   $ (7,847)
                                    --------    --------    --------    --------    --------    --------    --------
Fixed charges:

Interest on indebtedness               2,873       2,975       3,179       8,138      17,023       7,402       9,677
Portion of rents representative
 of interest expense                     263         214         117         275         556         224         265
                                    --------    --------    --------    --------    --------    --------    --------
Total fixed charges                    3,136       3,189       3,296       8,413      17,579       7,626       9,942
                                    --------    --------    --------    --------    --------    --------    --------

Ratio computation:
  Earnings                            (4,893)     (2,015)     (1,040)     (2,211)     (4,515)     (3,183)     (7,847)
  Fixed charges                        3,136       3,189       3,296       8,413      17,579       7,626       9,942
                                    --------    --------    --------    --------    --------    --------    --------

Earnings before fixed charges         (1,757)      1,174       2,256       6,202      13,064       4,443       2,095
Fixed charges                          3,136       3,189       3,296       8,413      17,579       7,626       9,942
                                    --------    --------    --------    --------    --------    --------    --------

Ratio of earnings (deficiency)
 to fixed charges                     (4,893)     (2,015)     (1,040)     (2,211)     (4,515)     (3,183)     (7,847)

DIMAC Marketing Corporation, Inc.
Computation of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                                          Eleven       Eight         Four         Six       Six
                                                            One Month     months       months       months       months    months
                                 Year Ended December 31,      ended       ended        ended        ended        ended     ended
                              ----------------------------  January 31, December 31,  August 31,  December 31,  June 30,  June 26,
                                1993      1994      1995      1996         1996         1997         1997         1997      1998
                              --------  --------  --------  --------     --------     --------     --------     --------  --------
Income (loss) before
 income taxes                 $ 3,692   $ 3,496   $ 7,689   $  (354)    $ 4,288       $(3,128)     $   147      $(2,525)  $   204
                              -------   -------   -------   -------     -------       -------      -------      -------   -------

Fixed charges:

Interest on indebtedness        1,417     6,069     5,174       532       7,525         6,188        2,248        4,633     4,583
Portion of rents
 representative of
 interest expense                 972     1,459     2,031       210       2,016         1,336          639        1,027       920
                              -------   -------   -------   -------     -------       -------      -------      -------   -------
Total fixed charges             2,389     7,528     7,205       742       9,541         7,524        2,887        5,660     5,503
                              -------   -------   -------   -------     -------       -------      -------      -------   -------

Ratio computation:
  Earnings                      3,692     3,496     7,689      (354)      4,288        (3,128)         147       (2,525)      204
  Fixed charges                 2,389     7,528     7,205       742       9,541         7,524        2,887        5,660     5,503
                              -------   -------   -------   -------     -------       -------      -------      -------   -------

Earnings before
 fixed charges                  6,081    11,024    14,894       388      13,829         4,396        3,034        3,135     5,707
Fixed charges                   2,389     7,528     7,205       742       9,541         7,524        2,887        5,660     5,503
                              -------   -------   -------   -------     -------       -------      -------      -------   -------

Ratio of earnings
 (deficiency) to
 fixed charges                   2.55      1.46      2.07      (354)       1.45        (3,128)        1.05       (2,525)     1.04


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DIMAC Corporation Inc.
Compution of Ratio of Earnings to Fixed Charges
(Dollars in thousands)

                                                                          Pro Forma
                                                      -------------------------------------------------------
                                                           Year                Six Months        Six Months
                                                          Ended                 Ended              Ended
                                                      December 31, 1997       June 30, 1997    June 30, 1998
                                                      -----------------       -------------    -------------

Income (loss) before income taxes                     $          (5,163)      $      (4,823)   $     (4,398)
                                                      -----------------       -------------    -------------
Fixed charges

Interest on indebtness                                           34,207              16,908           17,043
Portion of rents representative of interest expense                 904               1,292            1,185
                                                      -----------------       -------------    -------------
Total fixed  charges                                             35,111              18,200           18,228
                                                      -----------------       -------------    -------------
Ratio computation
  Earnings                                                       (5,163)             (4,823)          (4,398)
  Fixed charges                                                  35,111              18,200           18,228
                                                      -----------------       -------------    -------------

Earnings before fixed charges                                    29,948              13,377           13,830
Fixed charges                                                    35,111              18,200           18,228
                                                      -----------------       -------------    -------------
Ratio of earnings (deficiency) to fixed charges                  (5,163)             (4,823)          (4,398)